Exhibit 99.2

Spherix Schedules Shareholder Update Call

-- Conference Call Set for 10 a.m. ET on May 16, 2014 --

BETHESDA, Md., May 12, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that the Company will issue a business update for the period ending March 31, 2014 on Friday, May 16, 2014 for shareholders, following the filing of its form 10-Q on Thursday, May 15, 2014. Management has scheduled a conference call at 10 a.m. ET on May 16 to discuss the company’s progress to date, to be led by the company’s CEO, Anthony Hayes.

Interested parties may participate in the call by dialing 1-877-941-1427 or for international callers, 1-480-629-9664, about 5-10 minutes prior to the start time of 10:00 a.m. ET. The conference call will also be available on replay starting at 1 p.m. ET on May 16, 2014 and ending on May 23, 2014. For the replay, please dial 1-877-870-5176 domestically, or 1-858-384-5517 for international callers, and use the replay access code, 4683271.

In addition, the call will be webcast and will be available on the Company's website at www.spherix.com or by visiting http://public.viavid.com/index.php?id=109229.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Investor Relations Contact:
Hayden/ MS-IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com